Exhibit 99.2

Sunrise Senior Living Real Estate Investment Trust

Consolidated Financial Statements

Audited information for the years ended December 31, 2006 and 2005

(In thousands of Canadian dollars)

Sunrise Senior Living Real Estate Investment Trust

Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Unitholders of Sunrise Senior Living Real Estate Investment Trust

We have audited the consolidated balance sheets of Sunrise Senior Living Real Estate Investment Trust (the “REIT”) as at December 31, 2006 and 2005 and the consolidated statements of operations, changes in unitholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the REIT’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the REIT’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the REIT as at December 31, 2006 and 2005 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.

Chartered Accountants

Licensed Public Accountants

Toronto, Canada

March 29, 2007

Sunrise Senior Living Real Estate Investment Trust

Consolidated Balance Sheets

As at December 31, 2006 and 2005

(In thousands of Canadian dollars)

	2006	2005
Assets
Real estate investments:
Income properties (note 4)	$1,557,820	$986,005
Intangible assets (note 5)	30,151	31,785
Properties under development (notes 3 and 6)	48,242	24,083
Mezzanine loans receivable (note 7)	40,919	51,297

	1,677,132	1,093,170

Other assets (note 8)	16,969	14,387
Deferred financing costs, net	16,162	11,243
Receivables from related party (note 18)	2,184	50
Restricted cash	2,314	1,482
Cash and cash equivalents	23,533	13,360

Total assets	$1,738,294	$1,133,692

Liabilities and Unitholders’ Equity

Debt (note 9)	$1,067,914	$699,939
Convertible debentures (note 10)	144,621	—
Accounts payable and accrued liabilities	29,285	14,730
Distributions payable	4,271	3,317
Due to related party (note 18)	6,363	2,843
Deferred revenue	15,110	8,218
Income taxes payable (note 13)	—	119

	1,267,564	729,166

Non-controlling interest (note 11)	27,458	26,022

Unitholders’ equity (note 12)	443,272	378,504

Total liabilities and unitholders’ equity	$1,738,294	$1,133,692

Commitments and contingencies (note 14)

(See accompanying notes)

On behalf of the Board:

(Signed) “R. Michael Warren”	(Signed) “Jon N. Hagan”
Trustee	Trustee

Sunrise Senior Living Real Estate Investment Trust

Consolidated Statements of Operations

For the Years Ended December 31, 2006 and 2005

(In thousands of Canadian dollars, except per unit amounts)

	2006	2005
Operating Revenue:
Resident fees	$311,433	$171,263
Mezzanine loan interest (note 7)	4,271	2,744

	315,704	174,007

Operating Expenses:
Labour and facility operating (note 18)	191,766	106,309
Management fee expense (note 18)	17,221	5,477
General, administrative and trust expenses	10,884	5,561
Transaction costs (note 17)	2,894	—

	222,765	117,347

	92,939	56,660

Interest Expense:
Mortgage and other interest	46,265	23,413
Operating line	2,435	1,376
Convertible debentures	3,912	1,264
Foreign currency (gain) loss	4,167	(1,452)

Income before taxes, depreciation and amortization and non-controlling interest	36,160	32,059
Depreciation and amortization	72,694	60,041

Loss before taxes and non-controlling interest	(36,534)	(27,982)
Tax expense (note 13)	187	584
Non-controlling interest	2,580	(893)

Net loss	$(39,301)	$(27,673)

Net loss per unit, basic and diluted (note 12)	$(0.75)	$(0.81)

(See accompanying notes)

Sunrise Senior Living Real Estate Investment Trust

Consolidated Statements of Changes in Unitholders’ Equity

For the Years Ended December 31, 2006 and 2005

(In thousands of Canadian dollars)

	Trust units	Cumulative loss	Cumulative distributions to unitholders	Value Associated with Unit Options Granted	Equity Component of Convertible Debentures	Cumulative translation account	Total
Unitholders’ equity, December 31, 2004	$219,900	$(925)	$(531)	$—	$—	$(5,259)	$213,185
Net loss	—	(27,673)	—	—	—	—	(27,673)
Distributions to unitholders declared and:
Paid in cash	—	—	(26,326)	—	—	—	(26,326)
Paid in units	580	—	(580)	—	—	—	—
Unpaid	—	—	(3,317)				(3,317)
Unit issue proceeds, net	209,378	—	—	—	—	—	209,378
Convertible debenture conversion (note 10)	25,000	—	—	—	—	—	25,000
Unit options exercised	200	—	—	—	—	—	200
Unit based compensation	—	—	—	64	—	—	64
Translation loss	—	—	—	—	—	(12,007)	(12,007)

Unitholders’ equity, December 31, 2005	$455,058	$(28,598)	$(30,754)	$64	$—	$(17,266)	$378,504

	Trust units	Cumulative loss	Cumulative distributions to unitholders	Value Associated with Unit Options Granted	Equity Component of Convertible Debentures	Cumulative translation account	Total
Unitholders’ equity, December 31, 2005	$455,058	$(28,598)	$(30,754)	$64	$—	$(17,266)	$378,504
Net loss	—	(39,301)	—	—	—	—	(39,301)
Distributions to unitholders declared and:
Paid in cash	—	—	(39,818)	—	—	—	(39,818)
Paid in units	2,453	—	(2,453)	—	—	—	—
Unpaid	—	—	(4,271)	—		—	(4,271)
Unit issue proceeds, net	139,552	—	—	—	—	—	139,552
Unit options exercised	75	—	—	—	—	—	75
Unit based compensation	—	—	—	599	—	—	599
2006-1 6.4% convertible debentures	—	—	—	—	948	—	948
Translation gain	—	—	—	—	—	6,984	6,984

Unitholders’ equity, December 31, 2006	$597,138	$(67,899)	$(77,296)	$663	$948	$(10,282)	$443,272

(See accompanying notes)

Sunrise Senior Living Real Estate Investment Trust

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2006 and 2005

(In thousands of Canadian dollars)

	2006	2005
Operating activities
Net loss for the year	$(39,301)	$(27,673)
Items not affecting cash
Depreciation	33,442	19,886
Amortization of deferred financing costs	3,473	1,867
Amortization of customer relationships	39,252	40,155
Amortization of debt premium	(1,135)	(1,183)
Accretion of liability component of convertible debentures	69	—
Unit-based compensation	599	64
Unrealized foreign currency (gain) loss	6,393	(1,770)
Non-controlling interest	2,580	(893)
Change in non-cash operating working capital	13,190	17,742

Cash provided by operating activities	58,562	48,195

Investing activities
Acquisition of properties	(283,169)	(395,340)
Mezzanine loans receivable	9,904	(39,052)
Investment in construction projects	(4,010)	(3,402)
Increase in restricted cash	(829)	408
Capital expenditures at properties	(5,627)	(3,181)
Purchase of equipment	(554)	(88)

Cash used in investing activities	(284,285)	(440,655)

Financing activities
Proceeds from offering of units	146,000	222,032
Unit issuance costs	(6,448)	(16,251)
Proceeds from exercise of unit options	75	200
Distributions to unitholders	(43,135)	(26,857)
Distributions to related party	(29,049)	(22,095)
Proceeds from issuance of convertible debentures	145,500	—
Proceeds from issuance of debt	421,360	403,319
Repayments of debt	(342,137)	(159,781)
Receipts from interest rate subsidy	913	883
Proceeds from revolving operating line	92,560	78,881
Repayments of revolving operating line	(141,755)	(93,262)
Proceeds from non-revolving operating line	—	35,000
Repayment of non-revolving operating line	—	(12,500)
Deferred financing costs	(8,308)	(6,443)

Cash provided by financing activities	235,576	403,126

Foreign exchange gain (loss) on U.S. dollar denominated cash	320	(706)

Net increase in cash and cash equivalents in the year	10,173	9,960
Cash and cash equivalents at beginning of year	13,360	3,400

Cash and cash equivalents at end of year	$23,533	$13,360

(See accompanying notes)

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 and 2005

(In thousands of Canadian dollars, except unit and per unit amounts)

1.	NATURE OF THE BUSINESS

Sunrise Senior Living Real Estate Investment Trust (the “REIT”) is an unincorporated open-ended real estate investment trust established under the laws of the province of Ontario by a Declaration of Trust dated August 13, 2004, as amended and restated on November 11, 2004 (the “Declaration”). The REIT invests in a portfolio of premium senior living communities located throughout North America and began operations on December 23, 2004 when it completed its initial public offering (“IPO”) and acquired its initial asset portfolio.

Sunrise Senior Living, Inc. (“Sunrise”) was the promoter of the REIT’s IPO on December 23, 2004. Virtually all of the REIT’s assets at December 31, 2006 and 2005 consisted of real properties managed by, and real property secured loans made to, Sunrise. In addition, two members of Sunrise’s management serve on the REIT’s Board of Trustees.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“GAAP”).

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

The significant accounting policies followed in the preparation of these consolidated financial statements are summarized as follows:

(a)	Principles of consolidation

The financial statements include the accounts of the REIT, its wholly-owned subsidiaries and entities over which it exercises control. Intercompany balances and transactions have been eliminated.

(b)	Consolidation of variable interest entities

A variable interest entity (“VIE”), as defined by Accounting Guideline 15, “Consolidation of Variable Interest Entities” (“AcG-15”) is consolidated by the party (the “primary beneficiary”), if any, that is exposed to the majority of the VIE’s expected losses and/or expected residual returns. The REIT consolidates all entities for which it has determined that it is the primary beneficiary.

(c)	Business combinations

The REIT accounts for business combinations using the purchase method. Under this method, the REIT identifies and assesses the fair value of assets acquired and liabilities assumed. Buildings are valued using an “as-if vacant” methodology. Land is recorded at appraised value and furniture and fixtures are valued at depreciated replacement cost. The purchase price is then allocated to the identified assets and liabilities based upon relative asset fair value. Purchase price in excess of the identified assets’ collective fair value is recorded as goodwill. Resident intangibles and debts assumed are recorded at their fair values.

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 and 2005

(In thousands of Canadian dollars, except unit and per unit amounts)

(d)	Financial instruments

The REIT’s receivable from related party, mezzanine loans receivable, restricted cash, cash and cash equivalents, accounts payable and accrued liabilities, distributions payable, amounts due to related party, income taxes payable and variable rate debt are carried at cost, which approximates fair value.

The REIT uses forward foreign exchange contracts to mitigate the effect of currency exchange fluctuations on distributable income earned from its foreign operations. These contracts do not qualify for hedge accounting and are reported on a mark-to-market basis in the consolidated statements of operations. In addition, the REIT uses interest rate contracts to mitigate the effect of interest rate fluctuations. The REIT has entered into an agreement to limit the interest rate on a variable rate mortgage loan. This instrument does not qualify for hedge accounting and is reported on a mark-to-market basis in the consolidated statements of operations.

(e)	Income properties

Income properties are recorded at cost less related impairment charges, if any. Depreciation on buildings is provided using the straight-line method over the estimated useful lives of the assets, generally 40 years. Depreciation of furniture and fixtures is provided using the straight-line method over the estimated useful lives of the assets of up to 15 years.

Acquired intangible assets are recorded at their fair value at the date of acquisition and primarily consist of in-place resident agreements and relationships. Intangible assets are amortized over the estimated life of the resident agreements which approximates 15 months.

(f)	Properties under development

Properties under development are stated at cost less related impairment charges, if any. Cost is comprised of acquisition costs including fixed purchase price amounts, direct development costs, property taxes, interest on both specific and general debt and property operating expenses, net of revenue received, during the initial community occupancy period. Capitalization of costs to properties continues until the property is substantially complete. A property is considered to be substantially complete at the earlier of the property reaching a satisfactory occupancy level, a cash flow break-even level or a predetermined date after the property has commenced operations.

(g)	Impairment of long-lived assets

The REIT reviews its long-lived assets, which include real estate properties and certain identifiable intangibles, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets.

(h)	Cash and cash equivalents

Cash and cash equivalents include demand deposits and short-term investments, with remaining maturities less than 90 days at date of purchase, and are stated at cost, which approximates market value.

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 and 2005

(In thousands of Canadian dollars, except unit and per unit amounts)

Cash and cash equivalents are considered restricted when they are subject to contingent rights of third parties and are excluded from cash and cash equivalents on the consolidated balance sheets.

(i)	Deferred financing costs

Deferred financing costs are amortized over the terms of the related financing and are included in interest expense in the consolidated statements of operations.

(j)	Convertible debentures

The REIT accounts for its convertible debentures by assessing the allocation of the fair value between the liability and the equity component. Interest expense, computed at the fair market value interest rate determined at the date of issuance and assessed on the allocable liability amount, is recognized in the consolidated statements of operations.

(k)	Revenue recognition

Agreements with residents are for a one-year term and are cancelable by residents with 30 days’ notice. The REIT recognizes base revenue due under these agreements, including up-front fees, on a straight-line basis in equal periodic amounts over the term of the agreement. Revenue derived from providing additional services to residents is recognized as those services are provided. Interest income is recognized when earned.

(l)	Income support

The REIT received income support, which was determined based upon the performance of certain properties in comparison to minimum financial thresholds. Income support received from the property vendor as part of a property acquisition has been recognized as an adjustment to the carrying value of the property acquired. Income support received from Sunrise, pursuant to the management agreement, has been recognized as a reduction of management fees in the period to which the income support relates.

(m)	Unit-based compensation

The REIT accounts for unit-based compensation awards using the fair value method. Under this method, compensation expense for the unit options granted is based on the fair value of the options at the grant date using the Black-Scholes valuation model and expensed over the vesting period of the options granted with a corresponding increase in contributed surplus.

(n)	Income taxes

The REIT uses the liability method of tax allocation in accounting for future income taxes. Under this method, temporary differences between the tax basis and accounting basis of assets, liabilities and unitholders’ equity result in either future income tax assets or liabilities. The REIT computes its future tax assets and liabilities using enacted or substantively enacted rates for the years in which differences are expected to reverse. In addition, future income tax assets and liabilities arising in connection with a business acquisition recognized under the purchase method of accounting are recorded as part of the allocation of the purchase price.

(o)	Foreign currency translation

Transactions in foreign currencies are translated into Canadian dollars at rates of exchange at the time of the transaction. Monetary assets and liabilities denominated in a foreign currency are translated into Canadian dollars at current foreign exchange rates with the resultant gains or losses included in income.

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 and 2005

(In thousands of Canadian dollars, except unit and per unit amounts)

Financial statements of the REIT’s self-sustaining foreign operations are translated into Canadian dollars using the current rate method. Under this method, assets and liabilities are translated into Canadian dollars using the exchange rate in effect at the period end while revenues and expenses are translated into Canadian dollars using exchange rates approximating those in effect when the transactions occur. Exchange gains or losses on translation of financial statements are deferred and disclosed in a separate component of unitholders’ equity.

The appropriate amounts of exchange gains or losses accumulated in the separate component of unitholders’ equity are reflected in income when there is a realized reduction as a result of capital transactions, in the REIT’s investment that gave rise to such exchange gains and losses.

(p)	Long-term incentive plan

The REIT has a long-term incentive plan (“LTIP”) with respect to certain eligible employees. Under the LTIP, additional compensation is allocated to the employees upon the REIT’s achieving specified financial results. Amounts payable under the LTIP are expensed over the three-year vesting period.

(q)	Reclassification

Certain items in the comparative consolidated financial statements have been reclassified to conform to the presentation adopted in the current period.

3.	ACQUISITIONS

(a)	Acquisitions during the year ended December 31, 2006

On March 30, 2006, the REIT completed the acquisition of a 100% interest in a U.S. income-producing property for approximately $43,726 (US$37,437), including transaction costs. The REIT funded the transaction by assuming and immediately refinancing the existing mortgage of $13,280 (US$11,370) with $25,579 (US$21,900) of new mortgage debt with a 10-year term, bearing interest at 6.26%, a 90 day note from the vendor of $17,614 (US$15,080), bearing interest at 6.0% for the first 30 days and 12.0% for the last 60 days, and the remainder from the REIT’s line of credit. Sunrise owned a non-controlling interest in the property and received $7,448 (US$6,377) as a vendor in this transaction. The results of operations of this property have been consolidated from the date of acquisition. The 90-day note from the vendor was repaid with proceeds from the public offering of units completed in April 2006 (note 9 and 12).

On June 6, 2006, the REIT acquired 80% interests in two U.S. communities which are under development. The acquisitions were pursuant to a Fixed Price Acquisition Agreement (“FPAA”) with Sunrise that also resulted in the repayment of related mezzanine loans (notes 6 and 7). These acquisitions were funded by the proceeds received from Sunrise of $9,904 (US$8,968) upon repayment of the outstanding mezzanine loans, assumption of existing construction loan debts of $17,349 (US$15,714) and the remainder from the REIT’s line of credit. Sunrise owns the remaining 20% interest in these properties. Upon acquisition, the REIT consolidates these properties as they no longer qualify as VIEs.

On September 13, 2006, the REIT acquired an 80% controlling interest in 24 U.S. income-producing properties. This acquisition was funded by the assumption of existing mortgages of $275,142 (US$245,290), proceeds from a private placement of approximately 4,843,000 units ($46,000) (note 12), net of costs, the private placement of $88,000 in convertible debentures net of costs (note 10), a draw of $27,000 on the REIT’s line of credit, additional net proceeds received upon refinancing the debt assumed of approximately $89,904 (US$80,149) (note 9) and the balance through existing cash on-hand.

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 and 2005

(In thousands of Canadian dollars, except unit and per unit amounts)

Sunrise owns the remaining interest in this portfolio and received refinancing proceeds, net of fees, of approximately $20,142 (US$17,957). The REIT also paid Sunrise $561 (US$500) as a fee for arranging the refinancings.

In connection with the acquisition of the 24 properties, two of the properties are subject to land leases. One of the properties acquired has a land lease that expires on June 30, 2094 (note 14).

The other property has a land lease that expires on October 26, 2085. This lease was paid in full by the former lessee with a single payment of US$2,375 on October 26, 2000. Lease expense is recognized on a straight-line basis over the term of the lease. At the date of acquisition, the prepaid lease had a net book value of $2,479 (US$2,210), which approximated its fair market value.

The acquisitions are summarized as follows:

	Properties Under Development	Income- Producing Properties	Total
Land	$—	$59,907	$59,907
Furniture and fixtures	—	21,009	21,009
Building	—	482,503	482,503
Intangible assets	—	37,162	37,162
Prepaid rent	—	497	497
Properties under development	31,238	—	31,238

	31,238	601,078	632,316

Debt assumed	17,349	306,036	323,385
Non-controlling interest	2,772	24,906	27,678

Consideration paid	$11,117	$270,136	$281,253

The purchase price allocations are subject to change based on the final determination of the purchase price and/or the fair value of assets and liabilities acquired. As a result the purchase price allocation may be adjusted in the succeeding year.

(b)	Acquisitions during the year ended December 31, 2005

On June 17, 2005, the REIT acquired three U.S. income-producing properties for $93,157 (US$75,400) plus transaction costs of $878, for a total purchase price of $94,035. The acquisition was funded with $55,894 (US$45,240) of new mortgage debt, the proceeds of a $24,975 equity offering and the REIT’s operating line of credit. Sunrise owned a non-controlling interest in one property and received $9,390 (US$7,600) as a vendor in this transaction.

On October 4, 2005, the REIT acquired a fourth income-producing property from the same vendors, excluding Sunrise, for $21,045 (US$18,100). This acquisition was funded with approximately $12,627 (US$10,860) of new mortgage debt with the balance being funded by the REIT’s operating line of credit.

Concurrent with these acquisitions, the vendors entered into cross-collateralized income support agreements (“ISAs”) with respect to all four properties. Pursuant to the ISAs, the vendors will support the communities’ net operating income until December 31, 2006, a period that may be extended if the properties do not meet specified earnings targets for the quarter ending December 31, 2006 and funds

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 and 2005

(In thousands of Canadian dollars, except unit and per unit amounts)

are remaining. The maximum amount recoverable under the ISAs was US$3,500, which was secured by an escrowed cash deposit. The remaining escrow balance at December 31, 2005 was approximately $2,100 (US$1,800) which amounts were received under the ISAs during 2006. All amounts were accounted for as a purchase price reduction.

On June 17, 2005, and pursuant to a FPAA, the REIT acquired an 80% interest in a VIE that owns a Canadian property under development (“Erin Mills”). Upon acquisition, the REIT consolidates this property as the entity no longer qualifies as a VIE. The acquisition was funded by the proceeds received upon repayment of an outstanding mezzanine loan ($4,827, plus accrued interest of $103), the assumption of a construction loan facility, of which $9,984 was outstanding at acquisition, and the REIT’s operating line of credit. The REIT incurred transaction costs of $1,115 with respect to this acquisition.

On August 9, 2005, the REIT acquired an approximate 75% controlling interest in 13 U.S. assisted living communities for $329,429. This acquisition was funded by the assumption of existing mortgage debt of $153,614 (US$126,171), proceeds of a public offering $151,430, additional net proceeds received upon refinancing the debt assumed of $51,180 and issuance of a non-controlling interest.

Sunrise owns the non-controlling interest and received refinancing proceeds, net of fees, of approximately $18,024 (US$14,804) and was paid $2,313 (US$1,900) in fees for arranging the refinancing.

On December 9, 2005, the REIT acquired four income-producing properties in the U.S. for approximately $100,006 (US$85,000). The acquisition was funded with $63,910 (US$55,000) of new mortgage debt, a bridge term facility of $35,000 and the REIT’s operating line of credit.

On December 30, 2005, the REIT completed the acquisition of one Canadian income-producing property for approximately $27,800. The acquisition was funded through the assumption of the existing mortgage debt of $17,000 and the REIT’s operating line of credit.

The results of operations of these properties have been consolidated from the date of acquisition. The acquisitions are summarized as follows:

	Properties Under Development	Income Producing Properties	Total
Property under development	$17,719	$—	$17,719
Land	—	56,447	56,447
Furniture and fixtures	—	29,161	29,161
Building	—	453,164	453,164
Resident intangible assets	—	34,702	34,702
Other assets	1,149	—	1,149

	18,868	573,474	592,342

Other liabilities	1,101	—	1,101
Debt assumed	9,894	170,613	180,507
Non-controlling interest	1,352	19,178	20,530

Consideration paid	$6,521	$383,683	$390,204

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 and 2005

(In thousands of Canadian dollars, except unit and per unit amounts)

(c)	Properties Under Development

The REIT has paid additional acquisition costs and expenditures at its two properties under development (note 6) of $7,354 (US$6,594) during the year ended December 31, 2006.

During 2006, the REIT capitalized additional costs of property development of $538 related to the Erin Mills property (see note 6).

(d)	Other

During the year ended December 31, 2006, the REIT incurred $5,627 of capital expenditures at income-producing properties. Included in the capital expenditures is approximately $1,229 (US$1,100) related to the redevelopment of the property in Yorba Linda, California. The REIT also received or accrued $2,054 (US$1,840) of purchase price adjustments related to the acquisition of four income-producing properties in June and October of 2005. The REIT also received a purchase price adjustment of $4,307 related to the refund of Canadian Goods and Services Tax from the acquisition of certain properties at the time of the REIT’s IPO. Lastly, the REIT incurred additional costs of $335 (US$287) related to four income-producing properties acquired in December 2005.

During the year ended December 31, 2005, the REIT incurred $3,181 of capital expenditures at income-producing properties. The REIT also paid out during 2005, amounts totaling $4,953 that had been accrued at December 31, 2004 related to certain liabilities that were assumed and non-income taxes related to the acquisitions at the time of the IPO. The REIT also received a purchase price adjustment with respect to one of the asset pools acquired at the time of the IPO of $1,086. In addition, pursuant to ISAs regarding the four income-producing properties acquired in June and October 2005, the REIT accrued purchase accounting adjustments receivable of $1,554 (US$1,336) which were collected in 2006.

4.	INCOME PROPERTIES

Income properties are recorded at cost and consist of the following:

	December 31, 2006			December 31, 2005
	Cost	Accumulated amortization	Net book value	Cost	Accumulated amortization	Net book value
Land	$169,360	$—	$169,360	$104,684	$—	$104,684
Buildings	1,357,051	(39,081)	1,317,970	844,729	(13,847)	830,882
Furniture and fixtures	85,354	(14,864)	70,490	56,435	(5,996)	50,439

	$1,611,765	$(53,945)	$1,557,820	$1,005,848	$(19,843)	$986,005

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 and 2005

(In thousands of Canadian dollars, except unit and per unit amounts)

5.	INTANGIBLE ASSETS

Intangible assets are recorded at fair value at the date of acquisition as follows:

	December 31, 2006			December 31, 2005
	Cost	Accumulated amortization	Net book value	Cost	Accumulated amortization	Net book value
Resident Intangibles	$108,500	$(80,402)	$28,098	$71,962	$(40,177)	$31,785
Prepaid Lease	2,061	(8)	2,053	—	—	—

	$110,561	$(80,410)	$30,151	$71,962	$(40,177)	$31,785

6.	PROPERTIES UNDER DEVELOPMENT

At December 31, 2006, the REIT had two properties under development which were acquired in June 2006 (note 3). With respect to these two properties the REIT capitalized $2,022 (US$1,735) of costs, net of revenues received, including interest of $1,359 (US$1,166).

During September 2006, a property under development which was acquired in June of 2005 attained substantial completion and became income-producing. With respect to this property, the REIT capitalized $538 of costs, net of revenues received, (including $947 of interest) and $2,903 of costs, net of revenues received, (including interest of $534), during the years ended December 31, 2006 and 2005, respectively, while it was under development.

On August 1, 2005, a property under development, acquired as part of the REIT’s initial public offering, attained substantial completion and became income-producing. In the year ended December 31, 2005, costs capitalized, net of revenues received, with respect to this property while it was under development were $437 (including $526 of interest).

Additionally, properties under development include $5,905 (2005—$3,479) of costs incurred with respect to properties which are the subject of FPAAs with Sunrise (note 14).

7.	MEZZANINE LOANS RECEIVABLE

Mezzanine loans receivable consist of construction loans for properties under development pursuant to FPAAs. Each loan matures nine months after the expected date of receipt of the certificate of occupancy or, if earlier, upon exercise of the related option under the FPAA. The loans are generally fully collateralized by Sunrise guarantees and, when permitted by the senior development lender, the property under development.

The REIT has extended mezzanine loans totaling $40,919 (December 31, 2005—$51,297). Under the agreements, the REIT and Sunrise have call and put option rights that may result in the REIT acquiring individual properties upon the occurrence of specific future events (note 14).

During the year ended December 31, 2006, the REIT exercised its option with respect to two properties under the FPAAs and acquired an 80% interest in each of the properties (note 3). Concurrent with this option exercise, Sunrise repaid the mezzanine loans that had been extended to these two properties.

At December 31, 2006, the REIT has $119 (December 31, 2005—$50) of interest receivable from Sunrise related to the mezzanine receivables.

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 and 2005

(In thousands of Canadian dollars, except unit and per unit amounts)

Mezzanine loans outstanding are as follows:

	Interest Rate	December 31, 2006		December 31, 2005
		CAD	USD	CAD	USD
Canada
North York	9.16%	$15,692	—	$15,692	—

United States
Staten Island	10.00%	8,666	7,436	8,648	7,436
Bloomfield	10.60%	—	—	6,182	5,315
Hillcrest	10.20%	—	—	4,248	3,653
Scottsdale	9.97%	5,879	5,045	5,867	5,045
Sandy	10.16%	5,250	4,505	5,239	4,505
Rocklin	8.55%	5,432	4,661	5,421	4,661

		$40,919	$21,647	$51,297	$30,615

The borrowing entities are considered to be VIEs, however the REIT has determined that it is not the primary beneficiary. As a result the REIT accounts for these loans using the cost method. The REIT’s maximum exposure from these VIEs was $46,824 at December 31, 2006 (December 31, 2005—$54,646).

The Staten Island and Sandy properties both obtained their Certificate of Occupancy and opened during the fourth quarter of 2006. The REIT has exercised its option to acquire these properties and the closing will occur upon satisfaction of certain conditions by Sunrise, as outlined in the FPAAs (see note 19). As a result of the properties opening, the mezzanine loans are due and payable on demand. The REIT continues to recognize interest on these loans.

8.	OTHER ASSETS

Other assets consist of the following:

	December 31,
	2006	2005
Deposit on interest rate subsidy agreement (a)	$2,429	$3,361
Prepaid expenses (b)	3,220	762
Accounts receivable	10,586	8,049
Fair value of forward foreign exchange contracts (c)	—	2,123
Other	734	92

	$16,969	$14,387

(a)	In 2004, the REIT entered into an interest rate subsidy agreement. Under this agreement, the REIT deposited $4,513 (US$3,626) with a financial intermediary. In exchange, the REIT receives payments equal to the monthly difference between: i) the actual interest payments due under certain assumed mortgage debt agreements and; ii) the interest that would have been payable at the market interest rate available at the date the debt was assumed.
(b)	In September 2006, the REIT acquired an 80% interest in 24 properties (see note 3). One of these properties has a land lease where a payment of US$2,375 was made at the inception of the lease. Prepaid expenses at December 31, 2006 include $497 (US$443), which represents Sunrise’s share of the prepaid land lease.

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 and 2005

(In thousands of Canadian dollars, except unit and per unit amounts)

(c)	At December 31, 2006, the fair value of the forward foreign exchange contracts was a liability of $4,269 and has been included in “Accounts payable and accrued liabilities” on the consolidated balance sheet.

9.	DEBT

Debt is collateralized by first mortgage liens on specific properties.

(a)	Canadian dollar denominated mortgage debt

Canadian debt includes $79,885 of fixed rate debt bearing interest at 5.97%.

On July 27, 2006, the REIT repaid a variable rate mortgage of $17,000 by drawing on its line of credit.

In addition, the REIT assumed a construction loan facility on June 17, 2005 in connection with the acquisition of a property under development. The construction loan facility is collateralized by the property and has a maximum amount available of $15,000 of which $12,969 has been drawn at December 31, 2006. This facility bears interest at prime plus 115 basis points and is repayable on the earlier of 24 months after the date of completion of construction or six months after the debt service coverage ratio of 135% is achieved. The prime rate at December 31, 2006 was 6.0%. During September 2006, this property attained substantial completion and became income-producing.

Principal payments on Canadian dollar denominated debt, exclusive of the construction loan facility and the Canadian operating line discussed below, are as follows:

2007	$1,677
2008	1,765
2009	1,886
2010	2,000
2011	2,121
Thereafter	70,436

$79,885

(b)	U.S. dollar denominated mortgage debt

Total U.S. mortgage debt includes $856,067 of fixed rate debt at rates ranging between 5.60% and 6.26% per annum and $58,387 of variable rate debt. The variable rate debt bears interest at floating rates determined by reference to LIBOR. The REIT has entered into an agreement to limit the maximum interest rate to 8.0%. The weighted average effective rate on the U.S. mortgage debt at December 31, 2006 was 6.08%.

The REIT assumed two construction loan facilities on June 6, 2006, in connection with the acquisition of 80% interests in two properties under development (note 3). The construction facilities are collateralized by the properties and have a maximum availability of $16,229 (US$13,926) and $11,258 (US$9,660) for Bloomfield and Hillcrest respectively. As of December 31, 2006, $14,175 (US$12,163) and $10,903 (US$9,356) have been drawn upon the Bloomfield and Hillcrest loans, respectively. Sunrise owns the remaining 20% interests. Both the REIT and Sunrise are subject to restrictive covenants under these facilities.

At December 31, 2006, the REIT and Sunrise were in violation of restrictive covenants with respect to these construction loan facilities. The REIT’s violations were related to specific operational covenants, and Sunrise’s violations were due to financial reporting requirements which were not met due to their ongoing internal review. Both parties have received waivers with respect to these violations. The REIT is currently renegotiating these covenants to levels with the lender that will prevent violations in future periods.

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 and 2005

(In thousands of Canadian dollars, except unit and per unit amounts)

The REIT acquired a property in the U.S. on March 30, 2006 (note 3). The REIT refinanced an existing mortgage with $25,579 (US$21,900) of new 10-year term, mortgage debt with a fixed interest rate of 6.26%. There are no principal repayments due on this mortgage for the first year. In addition, the REIT had a 90-day note from the vendor of the property for $17,614 (US$15,080), bearing interest at 6.0% for the first 30 days and 12.0% for the last 60 days. This 90-day note was repaid on April 20, 2006 with the proceeds from the public offering of 8,000,000 of the REIT’s units (note 12).

The REIT acquired 24 properties on September 13, 2006 (note 3) and the existing mortgages were refinanced. The first new mortgage debt is for $139,713 (US$125,000), has a 7-year term and bears interest at 5.99%. The second new mortgage debt is for $247,571 (US$221,500), has a 10-year term and bears interest at 6.05%.

Principal payments on U.S. dollar denominated debt, exclusive of the construction facilities and the U.S. operating line discussed below, are as follows:

	CAD	USD
2007	$16,524	$14,179
2008	76,122	65,318
2009	98,024	84,112
2010	16,827	14,439
2011	17,878	15,341
Thereafter	686,151	588,767

	911,526	782,156
Mark-to-market adjustment	2,928	2,513

	$914,454	$784,669

(c)	Operating lines and bridge facility

In addition to debts secured by specific properties, the REIT has two collateralized operating lines, one for its Canadian operations and one for its U.S. operations. These operating lines are collateralized by first mortgage liens on specific properties.

As noted above, on July 27, 2006, the REIT repaid the variable rate mortgage of $17,000 with respect to its Vancouver property by drawing upon its Canadian operating line of credit. On August 1, 2006, the REIT completed the renegotiation of its Canadian operating line of credit. The new operating line increases the REIT’s borrowing capacity to $77,000 from $57,500 and provides an additional $10,000 for use as collateral for the REIT’s foreign exchange hedging contracts. The new line bears interest at floating rates determined by reference to Canadian prime lending rates plus 0.5% and expires on July 1, 2008. At December 31, 2006, $35,528 (December 31, 2005—$41,875) was outstanding under this facility with an effective interest rate of 6.5%.

At December 31, 2006, the REIT was in violation of certain covenants with respect to the Canadian operating line primarily due to costs related to the transaction with Ventas Inc. (“Ventas”) (see Note 19). The REIT has received a waiver from the lender with respect to these violations at December 31, 2006.

The REIT also had outstanding during 2006 a Canadian non-revolving bridge facility that bore interest based upon a spread over the Canadian prime rate and this spread increased over time. This bridge facility was repaid and expired in April 2006 with proceeds from the public offering of 8,000,000 of the REIT’s units (note 12).

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 and 2005

(In thousands of Canadian dollars, except unit and per unit amounts)

The U.S. operating line has a maximum limit of US$15,000 that can be increased to US$25,000 and expires December 23, 2007. The U.S. operating line bears interest at floating rates determined by reference to U.S. prime lending and Federal Funds rates. This operating line was paid down with proceeds from the public offering of 8,000,000 of the REIT’s units (note 12). At December 31, 2006, no amount was outstanding under this line.

Interest expense of $2,306 was capitalized with respect to properties under development for the year ended December 31, 2006 (2005 – $1,060).

10.	CONVERTIBLE DEBENTURES

(a)	On August 1, 2006, the REIT issued $50,000 of 2006-1 convertible debentures. The convertible debentures are unsecured, bear interest at 6.4% per annum, payable semi-annually on June 30 and December 31, and mature on December 31, 2011 (the “Maturity Date”). The debentures will be convertible at the holder’s option into units of the REIT at any time prior to the earlier of the Maturity Date and the date fixed for redemption at a conversion price of $12.18 per unit, subject to customary adjustment events (the “Conversion Price”). These debentures will not be redeemable by the REIT before December 31, 2009, except in the event of a change in control. On and after December 31, 2009 and prior to December 31, 2010, the debentures may be redeemed in whole or in part from time to time at the REIT’s option provided that the market price for the units is not less than 125% of the Conversion Price. On and after December 31, 2010, the Debentures may be redeemed in whole or in part from time to time at the REIT’s option at a price equal to their principal amount plus accrued and unpaid interest. Subject to regulatory approval, the REIT may satisfy its obligation to repay the principal amount of and any premium on the debentures on redemption or at maturity, in whole or in part, by delivering that number of units equal to the amount due divided by 95% of the market price for the units at that time, plus accrued and unpaid interest in cash.

On September 1, 2006, the underwriters completed the exercise of their over-allotment option and the REIT issued an additional $7,500 of the 6.4% convertible debentures.

The 2006-1 debenture’s equity component is $948, and as such, this amount has been allocated to the equity component and the remaining $56,552 has been allocated to the liability component.

(b)	On September 6, 2006, the REIT completed the private placement of $88,000 2006-2 convertible debentures. These debentures are unsecured, bear interest at 7.0% per annum, payable semi-annually on June 30 and December 31, and will mature on December 31, 2011 (the “Maturity Date”). These debentures will not be redeemable by the REIT before December 31, 2009, except in the event of a change of control. The debentures will be convertible at any time prior to the close of business on the earlier of the Maturity Date or the date fixed for redemption, into units at a conversion price of $10.50 (the “Conversion Price”). On and after December 31, 2009 and prior to December 31, 2010, the debentures may be redeemed in whole or in part from time to time at the REIT’s option provided that the market price for the units is not less than 125% of the Conversion Price. Finally, and subject to regulatory approval, the REIT may satisfy its obligation to repay the principal amount of and any premium on the debentures on redemption or at maturity, in whole or in part, by delivering that number of Units equal to the amount due divided by 95 % of the market price for the units at that time, plus accrued and unpaid interest in cash.

The 2006-2 debenture’s equity component is nominal in value, and as such, the entire fair value has been allocated to the liability component.

(c)	On November 18, 2005, Sunrise exercised its option and converted $25,000 of convertible debentures, issued at the IPO, into 2,272,727 units of the REIT. In addition, the REIT paid Sunrise accrued interest owing to the date of conversion of $551.

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 and 2005

(In thousands of Canadian dollars, except unit and per unit amounts)

11.	NON-CONTROLLING INTEREST

The non-controlling interest reflects Sunrise’s investment in specific properties and is comprised of the following:

	December 31,
	2006	2005
Balance, beginning of period	$26,022	$27,084
Share of net income (loss)	2,580	(893)
Distributions (note 18)	(29,049)	(22,095)
Acquisitions (note 3)	27,678	22,703
Foreign exchange translation loss	227	(777)

	$27,458	$26,022

Included in the distributions above, Sunrise received $23,623 (US$21,060) of proceeds from the refinanced mortgages associated with the 24 properties acquired in September 2006 before their share of transaction costs (note 3). Included in distributions in 2005 is $18,105 (US$14,804) of proceeds from the refinanced mortgages associated with the acquisition of its properties acquired in August 2005 (note 3).

12.	UNITHOLDERS’ EQUITY

(a)	Trust units

The REIT is authorized to issue an unlimited number of units. Units issued and outstanding are as follows:

	December 31, 2006		December 31, 2005
	Units	$	Units	$
Balance, beginning of year	45,497,056	$455,058	24,624,290	$219,900
Initial public offering over-allotment	—	—	2,462,429	22,492
Private offering, net of costs	4,843,000	44,407	2,220,000	23,501
Public offering, net of costs	8,000,000	95,145	13,850,000	163,382
Convertible debenture conversion (note 11)	—	—	2,272,727	25,000
Unit options exercised	7,500	75	20,000	200
DRIP units issued	239,551	2,453	47,610	580

Balance, end of year	58,587,107	$597,138	45,497,056	$455,058

The issuance of the 4,843,000 units was undertaken by way of subscription receipts on September 6, 2006 that were exchanged for an equivalent number of units, in accordance with their terms, on September 12, 2006.

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 and 2005

(In thousands of Canadian dollars, except unit and per unit amounts)

(b)	Distribution reinvestment plan

During 2005 the REIT implemented a distribution reinvestment plan (“DRIP”), which allows unitholders to reinvest their distributions, under certain circumstances, at an effective discount of 3%.

(c)	Incentive unit option plan

The REIT’s incentive unit option plan for its employees and trustees (the “Plan”) provides for option grants to a maximum of 10% of the outstanding units of the REIT with a maximum term of 10 years. The maximum number of units available that could be subject to options under the Plan was 5,858,711, of which 1,730,080 were available at December 31, 2006. All options granted under the Plan, prior to 2006, vest at a rate of 25% per annum commencing on the first anniversary after the date of grant, being fully vested after four years.

During 2006, the REIT issued 2,006,131 (2005 – 1,545,000) options at a weighted average price of $11.22 (2005—$12.47). Of the options granted in 2006, 841,131 will vest at 50% per annum, being fully vested after two years and the remainder will vest at 25% per annum, being fully vested after four years. The fair value of the options, determined using a Black-Scholes valuation model, was a weighted average value of $0.42 per option (2005—$0.42).

During the year ended December 31, 2006, 7,500 (2005 – 20,000) options were exercised at a price of $10 per unit option and 15,000 (2005 – nil) options were forfeited.

The following assumptions were used for options granted:

	December 31,
	2006	2005
Weighted average unit price at grant date	$11.23	$12.50
Weighted average exercise price	$11.22	$12.47
Weighted average expected distribution yield	7.92%	7.00%
Weighted average risk-free interest rate	4.08%	3.35%
Weighted average expected unit price volatility	13.75%	12.50%
Expected life of options (years)	5.0	5.0
Weighted average fair value of options granted in the period (per unit option)	$0.42	$0.42

Compensation expense recorded for the year ended December 31, 2006 was $426 (2005—$64).

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 and 2005

(In thousands of Canadian dollars, except unit and per unit amounts)

A summary of the options issued and outstanding under the Plan is summarized as follows:

	December 31, 2006		December 31, 2005
	Options	Weighted average exercise price	Options	Weighted average exercise price
Outstanding, beginning of period	2,145,000	$11.78	620,000	$10.00
Granted	2,006,131	11.22	1,545,000	12.47
Exercised	(7,500)	10.00	(20,000)	10.00
Forfeited	(15,000)	12.47	—	—

Outstanding, end of period	4,128,631	$11.51	2,145,000	$11.78

Details of options outstanding under the Plan at December 31, 2006 are summarized as follows:

	Outstanding			Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$10.00	592,500	8.02	$10.00	282,500	$10.00
$12.47	1,530,000	8.65	$12.47	382,500	$12.47
$13.08	65,000	9.01	$13.08	—	—
$12.86	100,000	9.09	$12.86	—	—
$12.48	841,131	9.24	$12.48	—	—
$9.88	1,000,000	9.64	$9.88	—	—

	4,128,631	8.94	$11.51	665,000	$11.40

(d)	Restricted units

The REIT has implemented a restricted unit plan, under which eligible employees and trustees will be entitled to earn performance-based compensation. Eligible employees and trustees are awarded a notional number of units and participate in the appreciation or depreciation of the value of the units based on increases or decreases in the market price. The awards may be settled in cash and/or units at the Board’s discretion. At the date of grant, 27,515 notional units were granted at a per unit price of $9.74. During 2006, the REIT recognized compensation expense of $173 relating to the restricted unit plan.

(e)	Per unit calculations

Basic and diluted weighted average units for the year ended December 31, 2006 were 52,649,404. The unit options and convertible debentures have not been included in the weighted average diluted number of units as their impact was anti-dilutive. The number of potentially dilutive securities, comprised of units to be issued with respect to options, was 68,594 and 119,008 for the years ended December 31, 2006 and 2005, respectively. The number of potentially dilutive securities, comprised of units to be issued with respect to convertible debentures, was 4,465,843 and 1,998,755 for the years ended December 31, 2006 and 2005, respectively.

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 and 2005

(In thousands of Canadian dollars, except unit and per unit amounts)

Basic and diluted weighted average units for the year 2005 were 34,040,133. In 2005 prior to the conversion of the convertible debentures issued in 2004, the convertible debentures and options have not been included in the weighted average diluted number of units as their impact was anti-dilutive. Had the debentures been converted at January 1, 2005 the weighted average diluted number of units outstanding would have increased by 1,998,755 units in 2005. The number of potentially dilutive securities, comprised of units to be issued in respect of options, was 119,008 at December 31, 2005.

13.	INCOME TAXES

The REIT is currently taxed as a Mutual Fund Trust for Canadian income tax purposes. Pursuant to the Declaration, the Trustees intend to distribute or designate all taxable income directly earned by the REIT to the REIT’s unitholders and to deduct such distributions and designations for Canadian income tax purposes. Canadian and U.S. based corporate subsidiaries are subject to tax on their taxable income at rates of approximately 36.12% and 38.2%, respectively.

On December 21, 2006 the Minister of Finance (Canada) released draft legislation (the “Proposals”) relating to the federal income taxation of publicly-traded trusts (such as income trusts and real estate investment trusts) and partnerships. The Proposals are contemplated to apply to a publicly-traded trust that is a specified investment flow-through entity (a “SIFT”) which existed before November 1, 2006 (“Existing Trust”) commencing with taxation years ending in or after 2011 (other than those Existing Trusts which qualify for the REIT Exception as described below).

Certain distributions attributable to a SIFT will not be deductible in computing the SIFT’s taxable income, and the SIFT will be subject to tax on such distributions at a rate that is substantially equivalent to the general tax rate applicable to Canadian corporations. Distributions paid by a SIFT as returns of capital will not be subject to this tax. There will be circumstances where an Existing Trust may lose its transitional relief where the Existing Trust undergoes “undue expansion”.

The new taxation regime will not apply to certain Existing Trusts that qualify as real estate investment trusts (the “REIT Exception”) as defined in the Proposals. Accordingly, unless the REIT Exception is applicable to the REIT, the Proposals could, commencing in 2011, impact the level of cash distributions which would otherwise be made by the REIT. The Proposals do not fully accommodate the current business structures used by many Canadian real estate investment trusts and contain a number of technical tests that many Canadian real estate investment trusts, including the REIT, will likely find difficult to satisfy. The Minister’s stated intention is to exempt real estate investment trusts from taxation as SIFTs in recognition of “the unique history and role of collective real estate investment vehicles”. Accordingly, it is possible that changes to these technical tests will be made prior to their enactment in order to accommodate some or all of the existing Canadian real estate investment trusts. Alternatively, if the Proposals are not changed, existing Canadian real estate investment trusts, including the REIT, may need to restructure their affairs, if possible, in order to limit the application of the Proposals.

Based on the proposed legislation, the REIT is a SIFT and does not qualify for the REIT Exception.

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 and 2005

(In thousands of Canadian dollars, except unit and per unit amounts)

The provision for income taxes is summarized as follows:

	Year ended December 31,
	2006		2005
	$	%	$	%
Consolidated net loss before tax	$(39,114)		$(27,089)

Income tax recovery at Canadian statutory rate (36.12%)	(14,128)	36.1%	(9,785)	36.1%
Increase (decrease) in tax expense resulting from:
Loss not subject to tax accounting	2,912	(7.6)%	1,256	(4.6)%
U.S. losses subject to higher tax rate	(566)	1.4%	(461)	1.7%
Foreign withholding tax	120	(0.3)%	324	(1.2)%
Losses not benefited	11,849	(30.2)%	9,250	(34.1)%

Income tax expense	$187	(0.5)%	$584	(2.2)%

Comprised of:
Current income tax expense	$187		$584

Certain of the REIT’s subsidiaries have deductible temporary differences and loss carryforwards for which a full valuation allowance has been provided.

14.	COMMITMENTS

(a)	Fixed Price Acquisition Agreements

The REIT and Sunrise have entered into FPAAs with respect to specific properties under development. Under these agreements each party has option rights that could result in the REIT acquiring some or all of the ownership interests in the underlying properties. Specifically, the REIT has call options to acquire an 80% interest in these properties at a fixed price. Should the REIT not exercise its option, Sunrise has a put option under which the REIT would be required to acquire the interest at 102.5% of the call option exercise price.

The REIT and Sunrise also have separate call and put options with respect to the remaining 20% interest. If the REIT acquires the initial 80% interest pursuant to the FPAA, and upon the occurrence of certain events, it may be required to purchase the remaining interest at a future date at a price equal to 20% of the property’s appraised value at acquisition.

The purchase price payable with respect to the 80% interests under these option agreements are as follows:

	December 31, 2006		December 31, 2005
	CAD	USD	CAD	USD
Canada
North York	$50,213	$—	$50,213	$—

United States
Staten Island	27,729	23,794	27,672	23,794
Bloomfield	—	—	19,781	17,009
Hillcrest	—	—	13,593	11,688
Scottsdale	18,815	16,145	18,777	16,145
Sandy	16,799	14,415	16,765	14,415
Rocklin	17,384	14,917	17,348	14,917

	$130,940	$69,271	$164,149	$97,968

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 and 2005

(In thousands of Canadian dollars, except unit and per unit amounts)

Pursuant to the FPAAs, the REIT is obligated to pay Sunrise fees on a quarterly basis over the construction period for the right to acquire the property interests at a fixed price. Total fee obligations are $799 for 2007. During 2006, the REIT paid fees of $4,010, including $654 related to the two properties acquired during June 2006 (note 3).

The REIT intends to exercise its option with respect to each of the properties under an FPAA within the timeframe of the FPAAs. All of these are expected to occur during 2007.

(b)	Land Lease

In connection with the acquisition of 24 income-producing properties (note 3), the REIT assumed a land lease for the Alexandria, Virginia property. The lease expires on June 30, 2094 with two ten-year extensions. The lease has a base rent of US$165, which escalates ten percent every five years beginning in 2010. Lease expense will be recognized on a straight-line basis over the remaining term of the lease. The REIT recognized lease expense of $129 from the date of acquisition to December 31, 2006.

(c)	Office Space Leases

The REIT has lease commitments with respect to its administrative operations. The REIT has entered into a lease agreement for new office space for its U.S. office. The lease commenced on September 1, 2006 and expires on September 30, 2013. The REIT moved into this new space on December 1, 2006. The REIT has also leased office space for its Canadian office. This lease commenced on April 1, 2006 and expires on November 29, 2009. The REIT expensed $147 with respect to these properties during 2006. Prior to December 1, 2006, the U.S. office space was leased through Sunrise. The REIT recognized $86 (US$75) of rent expense which was paid to Sunrise.

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 and 2005

(In thousands of Canadian dollars, except unit and per unit amounts)

(d)	Future Payments

The table below outlines future payments to be made under operating leases:

Payments in Canada

2007	$138
2008	138
2009	138

$414

Payments in U.S.

	CAD	USD
2007	$334	$287
2008	343	294
2009	347	298
2010	371	318
2011	376	322
Thereafter	42,741	36,675

	$44,512	$38,194

15.	SEGMENTED DISCLOSURES

The REIT owns, develops and operates properties throughout North America. When measuring the REIT’s performance, management does not distinguish or group its operations on a geographical or any other basis. Accordingly, the REIT has a single reportable segment.

Geographical information

	December 31, 2006	December 31, 2005
Income properties:
Canada	$235,043	$224,078
U.S.	1,322,777	761,927

	$1,557,820	$986,005

Properties under development:
Canada	$1,756	$20,981
U.S.	46,486	3,102

	$48,242	$24,083

Revenue from:	Year ended December 31,
	2006	2005
Canada	$61,515	$45,432
U.S.	254,189	128,575

	$315,704	$174,007

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 and 2005

(In thousands of Canadian dollars, except unit and per unit amounts)

16.	FINANCIAL INSTRUMENTS

The REIT’s activities result in various financial risks. The following describes these financial risks, how the risks are managed by the REIT and the fair values of these financial instruments.

(a)	Interest rate risk

Interest rate risk arises with changes in interest costs, which affect the REIT’s floating rate debt on an ongoing basis and its fixed rate debt upon renewal. The REIT entered into an interest rate cap agreement in 2005 to limit the interest rate on a variable interest mortgage debt entered into in 2005. The fair value of this agreement is $14.

(b)	Credit risk

Sunrise represents a significant credit risk to the REIT as a result of its outstanding mezzanine loans receivable balances. To partially mitigate this exposure, the REIT requires the mezzanine loans to be secured by the property when permitted by the senior lender.

(c)	Foreign currency exchange risk

The REIT has entered into forward foreign exchange contracts to mitigate the impact of foreign currency exchange fluctuations on distributable income. These contracts expire monthly from January 2007 through May 2009. The notional amounts of the forward contracts are US$46,425, US$46,400 and US$19,333, for each of 2007, 2008 and 2009, respectively, and are exchanged into Canadian dollars at a weighted average exchange rate of $1.1116.

(d)	Fair value

The fair value of fixed rate mortgage debt at December 31, 2006 and 2005 was approximately $927,404 and $514,481, respectively. The fair value of forward foreign exchange contracts is based upon quoted market prices.

Such fair value estimates are not necessarily indicative of the amounts the REIT might pay or receive in actual market transactions. Potential transaction costs have also not been considered in estimating fair value.

17.	TRANSACTION COSTS

The REIT incurs costs while investigating acquisitions and other transactions. Where GAAP allows, these costs are deferred until such time as the REIT determines whether or not the transaction is likely to be completed. During the fourth quarter of 2006, the REIT incurred substantial costs with respect to the process that resulted in an agreement with Ventas (see note 19).

	Year Ended December 31,
	2006	2005
Ventas transaction	$2,422	$—
Other transaction costs	472	—

	$2,894	$—

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 and 2005

(In thousands of Canadian dollars, except unit and per unit amounts)

18.	RELATED PARTY TRANSACTIONS

The REIT has entered into the following transactions and agreements with Sunrise not otherwise described elsewhere in these consolidated financial statements:

(a)	Long-term agreements for Sunrise to provide management services to the REIT for a base fee equal to 6% of resident fee revenue. This base fee may be reduced to 5% or increased to 8% dependent upon property performance. In addition, under this agreement Sunrise may act as agent for the REIT in purchasing goods and services and is the employer of those individuals working in the REIT’s U.S. communities. Virtually all of the REIT’s labour and facility operating expenses were managed by Sunrise on behalf of the REIT. The agreement for each property will expire 30 years after acquisition.

Amounts paid or accrued to Sunrise are as follows:

	Year ended December 31
	2006	2005
Labour and facility operating:
Salaries	$121,747	$62,105
Other items	12,897	11,202

	$134,644	$73,307

Management fee:
Management fees	$18,936	$9,632
Less: Income support	(1,715)	(4,155)

	$17,221	$5,477

(b)	A 30-year Strategic Alliance Agreement that addresses a right of first offer for development and acquisition opportunities in Canada, Sunrise’s right of first offer to manage properties acquired by the REIT and non-competition. This agreement expires on December 23, 2034.

(c)	Sunrise owns a 15.4% interest in one of the REIT’s U.S. subsidiaries; a 25.36% interest in another of the REIT’s U.S. subsidiaries; 20% in four other of the REIT’s U.S. subsidiaries and 20% in two Canadian subsidiaries. These subsidiaries declared distributions in 2006 of which Sunrise’s cumulative share was $5,426 (2005—$3,990) excluding amounts distributed on the refinancing of mortgages (see Note 11).

(d)	Receivables from related party of $2,184 (2005—$50) and Due to related party of $6,363 (2005—$2,843) are non-interest bearing and payable on demand. Due to related party are amounts that are recurring in nature from the operations of the communities as described above.

SUNRISE SENIOR LIVING REAL ESTATE INVESTMENT TRUST

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006 and 2005

(In thousands of Canadian dollars, except unit and per unit amounts)

19.	SUBSEQUENT EVENTS

(a)	Acquisition of the REIT by Ventas Inc.

On January 15, 2007, the REIT announced that it had agreed to a transaction with Ventas, wherein Ventas will acquire substantially all of the assets and assume substantially all of the liabilities of the REIT. Upon completion of the transfer of assets and liabilities to Ventas, the REIT will redeem all issued and outstanding units of the REIT at $15.00 per unit. A special committee of the board of trustees (“the Special Committee”) and the board of trustees (“the Board”) has reviewed the offer in consultation with external financial and legal advisers. The transaction will require approval of unitholders holding more than 66 2/3% of units represented at a special meeting of the unitholders.

The REIT and Ventas have entered into a mutually beneficial Purchase Agreement which provides that, among other things, a non-solicitation covenant on the part of the REIT, a right in favour of Ventas to amend the terms of the transaction if the REIT is presented with a superior offer, and a payment to Ventas of a break fee of $39.8 million in certain circumstances.

During the month of February, Healthcare Property Investors, Inc. (“HCP”), made a series of conditional proposals to acquire the REIT at a price in excess of the Ventas offer price. Each of the REIT, Ventas and Sunrise filed various applications with the Ontario Superior Court of Justice (Commercial List) (the “Superior Court”) seeking a legal interpretation from the Superior Court of the Purchase Agreement and the confidentiality and other agreements amongst the various parties.

On March 6, 2007, the Superior Court ruled in favour of Ventas to enforce agreements which HCP was party to. On March 7, 2007, HCP withdrew its proposal.

The REIT and HCP each appealed the Superior Court’s decision. The appeals were heard together by the Court of Appeal of Ontario on March 20, 2007. On March 23, 2007, the Court of Appeal dismissed the appeals.

The special meeting of unitholders to consider the proposed Ventas transaction will be held on April 11, 2007. There can be no assurances that unitholders will approve the proposed Ventas transaction at the special meeting.

Upon successful completion of this transaction, the REIT’s financial advisors would receive a fee of approximately $8,600.

In connection with the transaction, the DRIP of the REIT has been suspended, effective following the distribution payable on January 15, 2007 to unitholders of record as at December 31, 2006.

(b)	Conversion of Convertible Debentures

During the period between December 31, 2006 and March 28, 2007, $42,873 of the 2006-1 Convertible Debentures and $83,000 of the 2006-2 Convertible Debentures have been converted into 3,519,940 and 7,904,756 units of the REIT, respectively.

(c)	Acquisition of Development Properties

As of March 28, 2007, the REIT has reached agreements to acquire 80% interests in the Staten Island, Sandy, Scottsdale and Rocklin communities which are expected to close during the first half of 2007. The acquisitions will be funded by the assumption of existing construction loan facilities, proceeds received from Sunrise upon repayment of the outstanding mezzanine loans and the remainder from the REIT’s line of credit.